UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: March 16, 2005
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Agreement and Plan of Merger, dated March 16, 2005
Ex-99.2 Press Release dated March 16, 2005

Item 1.01 Entry into Material Definitive Agreement

     On March 16, 2005, Akamai Technologies, Inc., a Delaware corporation (“Akamai”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Akamai, Aquarius Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Akamai (“Sub”), Speedera Networks, Inc., a Delaware corporation (“Speedera”) and a representative of certain equity holders of Speedera to purchase all of the outstanding equity of Speedera for approximately 12,000,000 shares of Akamai’s common stock, $0.01 par value per share (the “Merger Shares”). The closing of the merger (the “Closing”) is subject to customary closing conditions including obtaining necessary regulatory approvals and the approval of Speedera’s stockholders.

     Pursuant to the Merger Agreement, Sub will merge with and into Speedera, with Speedera continuing as the surviving corporation (the “Merger”). Upon the Closing, Speedera’s stockholders, option and warrant holders and certain members of the management of Speedera (collectively, the “Equity Holders”) will be issued the Merger Shares, subject to certain adjustments. In addition, the parties have agreed that fifteen percent of the Merger Shares to be issued in the Merger will be deposited in an escrow account on Closing to secure certain obligations of the Equity Holders to Akamai under the Merger Agreement. Accordingly, the Merger Shares that will be issued to the Equity Holders at the Closing will be less the escrow amount, which such amount, if any, will be payable to the Equity Holders upon termination of the escrow account.

     The Merger Agreement provides for a stay of all existing litigation between Akamai and Speedera until the Closing or any earlier termination of the Merger Agreement. Uponthe Closing, the Merger Agreement provides that all lawsuits between Akamai and Speedera would be released.

     Akamai and Speedera intend to file an application for a permit from, and a fairness hearing with, the California Commission of Corporations pursuant to Section 25121 of the California Corporate Securities Law of 1968 so that the issuance of the Merger Shares in the Merger shall be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by virtue of the exemption from registration provisions contained in Section 3(a)(10) of the Securities Act.

     The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be a complete statement of the parties’ rights under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

     On March 16, 2005, Akamai and Speedera issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

99.1	Agreement and Plan of Merger by and among Akamai Technologies, Inc., Aquarius Acquisition Corp., Speedera Networks, Inc. and the representatives of the equity holders of Speedera Networks, Inc. named therein, dated March 16, 2005.

99.2	Press Release dated March 16, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2005	AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Robert Cobuzzi

Robert Cobuzzi, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Agreement and Plan of Merger by and among Akamai Technologies, Inc., Aquarius Acquisition Corp., Speedera Networks, Inc. and the representatives of the equity holders of Speedera Networks, Inc. named therein, dated March 16, 2005.

99.2	Press Release dated March 16, 2005